EXHIBIT 4.1

INDENTURE

among

CHASE EDUCATION LOAN TRUST 200[_]-[_],

as the Issuer,

[__________________],

not in its individual capacity but

solely as the Eligible Lender Trustee

and

[____________________],

not in its individual capacity but

solely as the Indenture Trustee

Dated as of [_______], 200[_]

CHASE EDUCATION LOAN TRUST 200[_]-[_]

TABLE OF CONTENTS

Page

ARTICLE I
Definitions and Usage

SECTION 1.1

Definitions and Usage

2

SECTION 1.2

Incorporation by Reference of Trust Indenture Act

2

ARTICLE II
The Notes

SECTION 2.1

Form.

3

SECTION 2.2

Execution, Authentication and Delivery

3

SECTION 2.3

Temporary Notes

4

SECTION 2.4

Registration; Registration of Transfer and Exchange

4

SECTION 2.5

Mutilated, Destroyed, Lost or Stolen Notes

5

SECTION 2.6

Persons Deemed Owner

6

SECTION 2.7

Payment of Principal and Interest; Note Interest Shortfall.

6

SECTION 2.8

Cancellation

7

SECTION 2.9

Release of Collateral

7

SECTION 2.10

Book-Entry Notes

7

SECTION 2.11

Notices to Clearing Agency

8

SECTION 2.12

Definitive Notes

8

ARTICLE III
Covenants

SECTION 3.1

Payments to Noteholders

9

SECTION 3.2

Maintenance of Office or Agency

10

SECTION 3.3

Money for Payments to be Held in Trust

10

SECTION 3.4

Existence

12

SECTION 3.5

Protection of Collateral

12

SECTION 3.6

Opinions as to Collateral.

12

SECTION 3.7

Performance of Obligations; Servicing of Trust Student Loans.

13

SECTION 3.8

Negative Covenants

15

SECTION 3.9

Annual Statement as to Compliance

16

SECTION 3.10

Merger, Consolidation and Transfer

16

SECTION 3.11

[Reserved].

16

SECTION 3.12

No Other Business

16

SECTION 3.13

No Borrowing

16

SECTION 3.14

Guarantees, Loans, Advances and Other Liabilities

17

SECTION 3.15

Capital Expenditures

17

SECTION 3.16

Restricted Payments

17

SECTION 3.17

Notice of Events of Default

17

SECTION 3.18

Further Instruments and Acts

17

-i-

SECTION 3.19

Representations and Warranties

17

ARTICLE IV
Satisfaction and Discharge

SECTION 4.1

Satisfaction and Discharge of Indenture

18

SECTION 4.2

Application of Trust Money

19

SECTION 4.3

Repayment of Moneys Held by Paying Agent

19

SECTION 4.4

Auction of Trust Student Loans

19

SECTION 4.5

Privacy and Security Provisions

20

ARTICLE V
Events of Default; Remedies

SECTION 5.1

Events of Default

21

SECTION 5.2

Acceleration of Maturity; Rescission and Annulment

21

SECTION 5.3

Collection of Indebtedness and Suits for Enforcement by Indenture Trustee

22

SECTION 5.4

Remedies; Priorities.

24

SECTION 5.5

Optional Preservation of the Trust Student Loans

25

SECTION 5.6

Limitation of Suits

26

SECTION 5.7

Unconditional Rights of Noteholders to Receive Principal and Interest

26

SECTION 5.8

Restoration of Rights and Remedies

27

SECTION 5.9

Rights and Remedies Cumulative

27

SECTION 5.10

Delay or Omission Not a Waiver

27

SECTION 5.11

Control by Noteholders

27

SECTION 5.12

Waiver of Past Defaults

28

SECTION 5.13

Undertaking for Costs

28

SECTION 5.14

Waiver of Stay or Extension Laws

28

SECTION 5.15

Action on Notes

28

SECTION 5.16

Performance and Enforcement of Certain Obligations.

29

ARTICLE VI
The Indenture Trustee

SECTION 6.1

Duties of Indenture Trustee.

29

SECTION 6.2

Rights of Indenture Trustee.

31

SECTION 6.3

Individual Rights of Indenture Trustee

32

SECTION 6.4

Indenture Trustee’s Disclaimer

32

SECTION 6.5

Notice of Defaults

32

SECTION 6.6

Reports by Indenture Trustee to Noteholders

32

SECTION 6.7

Compensation and Indemnity

32

SECTION 6.8

Replacement of Indenture Trustee

33

SECTION 6.9

Successor Indenture Trustee by Merger

34

SECTION 6.10

Appointment of Co-Trustee or Separate Trustee.

34

SECTION 6.11

Eligibility; Disqualification

35

SECTION 6.12

Preferential Collection of Claims Against the Issuer

35

-ii-

SECTION 6.13

Representations and Warranties

35

ARTICLE VII
Noteholders’ Lists and Reports

SECTION 7.1

Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders

36

SECTION 7.2

Preservation of Information; Communications to Noteholders

36

SECTION 7.3

Reports by Issuer; Fiscal Year.

37

ARTICLE VIII
Accounts, Disbursements and Releases

SECTION 8.1

Collection of Money

37

SECTION 8.2

Trust Accounts.

38

SECTION 8.3

General Provisions Regarding Accounts.

38

SECTION 8.4

Release of Collateral.

39

SECTION 8.5

Opinion of Counsel

40

ARTICLE IX
Supplemental Indentures

SECTION 9.1

Supplemental Indentures Without Consent of Noteholders.

40

SECTION 9.2

Supplemental Indentures with Consent of Noteholders.

42

SECTION 9.3

Execution of Supplemental Indentures

43

SECTION 9.4

Effect of Supplemental Indenture

43

SECTION 9.5

Conformity with Trust Indenture Act

43

SECTION 9.6

Reference in Notes to Supplemental Indentures

43

SECTION 9.7

Written Consent

44

ARTICLE X
Redemption of Notes

SECTION 10.1

Redemption

44

SECTION 10.2

Form of Redemption Notice

44

SECTION 10.3

Notes Payable on Redemption Date

44

ARTICLE XI
Miscellaneous

SECTION 11.1

Compliance Certificates and Opinions, etc.

SECTION 11.2

Form of Documents Delivered to Indenture Trustee

46

SECTION 11.3

Acts of Noteholders.

47

SECTION 11.4

Notices, etc., to Indenture Trustee, Issuer and Rating Agencies

48

SECTION 11.5

Notices to Noteholders; Waiver

48

SECTION 11.6

Alternate Payment and Notice Provisions

49

SECTION 11.7

Conflict with Trust Indenture Act

49

SECTION 11.8

Effect of Headings and Table of Contents

49

-iii-

SECTION 11.9

Successors and Assigns

49

SECTION 11.10

Separability

50

SECTION 11.11

Benefits of Indenture

50

SECTION 11.12

Legal Holidays

50

SECTION 11.13

Governing Law

50

SECTION 11.14

Counterparts

50

SECTION 11.15

Recording of Indenture

50

SECTION 11.16

Trust Obligations

50

SECTION 11.17

Non Recourse, No Petition and Subordination

51

SECTION 11.18

Inspection

51

ARTICLE XII
Compliance with Regulation AB

SECTION 12.1

Intent of the Parties; Reasonableness

52

-iv-

APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A

Definitions and Usage

SCHEDULE A

Schedule of Trust Student Loans

SCHEDULE B

Location of Trust Student Loan Files

EXHIBIT A

Forms of Notes

EXHIBIT B

Form of Note Depository Agreement

EXHIBIT C

Servicing Criteria to be Addressed in Assessment of Compliance

-v-

INDENTURE, dated as of [_______], 200[_], among Chase Education Loan Trust 200[_]-[_], a Delaware statutory trust (the “Issuer”), [_________], a [national banking association], not in its individual capacity but solely as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”), and [_________] a [national banking association], not in its individual capacity but solely as indenture trustee (in such capacity, the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s Student Loan-Backed Notes (the “Notes”):

GRANTING CLAUSE

The Issuer and, with respect to the Trust Student Loans, the Eligible Lender Trustee hereby Grant to the Indenture Trustee, as trustee for the benefit of the Noteholders, effective as of the Closing Date, all of their right, title and interest in and to the following (collectively, the “Collateral”):

(a)

the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder (including any Special Allowance Payments and Interest Subsidy Payments) after the applicable Cutoff Date and all Trust Student Loan Files and guarantees and other rights relating to the Trust Student Loans;

(b)

the Master Servicing Agreement, including the right of the Issuer to cause the Master Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

(c)

the Trust Account Property;

(d)

the Purchase Agreements, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Transfer Agreement, including the right of the Depositor to cause the applicable Seller to repurchase the related Trust Student Loans from the Depositor under the circumstances described in the applicable Purchase Agreement;

(e)

the Transfer Agreement, including the right of the Issuer to cause the Depositor to reacquire Trust Student Loans from the Issuer under the circumstances described therein;

(f)

the Administration Agreement;

(g)

each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guarantee Payments in respect of the Trust Student Loans; and

(h)

all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, all books and records with respect to the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as indenture trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE I

Definitions and Usage

SECTION 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to this Indenture, which also contains rules as to usage that shall be applicable herein.

SECTION 1.2

Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

•

“Commission” means the Securities and Exchange Commission;

•

“indenture securities” means the Notes;

•

“indenture security holder” means a Noteholder;

•

“indenture to be qualified” means this Indenture;

•

“indenture trustee” or “institutional trustee” means the Indenture Trustee; and

•

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE II

The Notes

SECTION 2.1

Form.

(a)

The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

(b)

Each class of Notes will be represented by a book-entry note in accordance with Section 2.10 hereof.

SECTION 2.2

Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $[________].

Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered notes in minimum denominations of $100,000 and additional increments of $1,000 except that one of them may be issued in a different denomination as directed by the Administrator.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3

Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Authorized Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2 hereof, without charge to the Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4

Registration; Registration of Transfer and Exchange.  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Indenture Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 hereof, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of the same class and a like aggregate principal amount.

At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 hereof not involving any transfer.

The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Any transfer or assignment of any Note or any interest in any Note that is not effected pursuant to the provisions of this Indenture (including, without limitation, this Section 2.4), such as a transfer or assignment not reflected on the Note Register, shall be null and void and shall not be taken into account by, or be binding upon, the Indenture Trustee or any other party.

SECTION 2.5

Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6

Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7

Payment of Principal and Interest; Note Interest Shortfall.

(a)

The Notes shall accrue interest as provided in the forms of Notes in Exhibit A and such interest shall be payable on each Quarterly Payment Date as specified therein, subject to Section 3.1 hereof.  Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Quarterly Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12 hereof, with respect to Notes registered on the Record Date in the name of the nominee of the applicable Clearing Agency, for the Notes, payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Quarterly Payment Date or on the Note Final Maturity Date for such Note which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3 hereof.

(b)

The principal amount of each class of Notes shall be payable in installments on each Quarterly Payment Date as provided in the forms of Notes set forth in Exhibit A.

Notwithstanding the foregoing, the entire unpaid principal amount of each class of Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes representing at least a majority of the Outstanding Amount of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 hereof.  All principal payments on the Notes shall be made pro rata to the specific class of Noteholders entitled thereto.  The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the final Quarterly Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2 hereof.

(c)

If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Quarterly Payment Date as provided in Section 2.8 of the Administration Agreement or Section 5.4 hereof, as applicable.

SECTION 2.8

Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.9

Release of Collateral.  Subject to Section 11.1 hereof and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with Trust Indenture Act §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates.

SECTION 2.10

Book-Entry Notes.  The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the applicable Clearing Agency by the Issuer, or on behalf of the Issuer.  Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a definitive, fully registered note (a “Definitive Note”) representing such Note Owner’s interest in such Book-Entry Note, except as provided in Section

2.12 hereof.  Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12 hereof:

(a)

the provisions of this Section 2.10 shall be in full force and effect;

(b)

the Note Registrar and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

(c)

to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

(d)

the rights of Note Owners shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreement; and unless and until Definitive Notes are issued pursuant to Section 2.12 hereof, the applicable initial Clearing Agency will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

(e)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received  instructions to such effect from Note Owners and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

(f)

upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

SECTION 2.11

Notices to Clearing Agency.  Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12 hereof, the Indenture Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

SECTION 2.12

Definitive Notes.  If (i) a Clearing Agency (a) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise),

(b) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Indenture Trustee is then available), or (c) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable law, and a successor clearing agency which is registered as a clearing agency under all applicable law is not appointed by the Indenture Trustee within 90 days of such event, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (iii) after the occurrence of an Event of Default, a Master Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Note Owners, then the Indenture Trustee shall cause such Clearing Agency to notify all Note Owners cleared, through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include the identity and payment instructions for all Noteholders of the applicable Notes.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

ARTICLE III

Covenants

SECTION 3.1

Payments to Noteholders.  The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders in accordance with the Administration Agreement and this Indenture that portion of the amounts on deposit in the Trust Accounts on a Quarterly Payment Date (other than any Eligible Investments deposited therein that will mature on the Business Day preceding a subsequent Quarterly Payment Date) which the Noteholders are entitled to receive pursuant to Sections 2.7 and 2.8 of the Administration Agreement or Section 5.4 hereof, as applicable.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.2

Maintenance of Office or Agency.  The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes.  The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office.  [For so long as any Class A Notes and Class B Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Issuer will appoint a paying agent in Ireland (the “Irish Paying Agent”) as the Issuer’s agent in Ireland where Class A Notes and Class B Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Class A Notes and Class B Notes and this Indenture may be served.  The initial Irish Paying Agent will be [________] and its registered office is at [________], [________], Ireland.  In the event that the Irish Paying Agent is replaced or its location is changed at any time while any Class A Note and Class B Note is listed on the Irish Stock Exchange, the Issuer shall give prompt written notice to each holder of the Class A Notes and Class B Notes and publish in an authorized newspaper, which is expected to be the [Daily Official List], notice of the appointment of any replacement, termination of the appointment of the Irish Paying Agent or any replacement or change in the location of the Irish Paying Agent or any replacement.]

SECTION 3.3

Money for Payments to be Held in Trust.  As provided in Section 8.2(a) and (b) hereof, all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Section 2.7 hereof or Sections 2.7, 2.8, 2.9 and 2.10 of the Administration Agreement or deposited into the Collection Account from the Capitalized Interest Account, the Consolidation Loan Add-On Account or the Reserve Account pursuant to Sections 2.7, 2.8, 2.9 and 2.10 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account or any other Trust Account for payments to Noteholders shall be paid over to the Issuer except as provided in this Section 3.3.

On or before the Business Day preceding each Quarterly Payment Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent will:

(a)

hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)

give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

(c)

at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)

immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payments due under the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e)

comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable law with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York [and in an authorized newspaper in Ireland (which is expected to be the [Daily Official List]), so long as any of the Notes are listed on the Irish Stock Exchange and the rules of such exchange so require,] or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4

Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.

SECTION 3.5

Protection of Collateral.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto, all such financing statements and continuation statements and will take such other action necessary or advisable to:

(a)

maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)

perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)

enforce any of the Collateral; or

(d)

preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

SECTION 3.6

Opinions as to Collateral.

(a)

On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)

On or before December 31 in each calendar year, beginning in 200[_], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, recording and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

SECTION 3.7

Performance of Obligations; Servicing of Trust Student Loans.

(a)

The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Transaction Document or such other instrument or agreement.

(b)

The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers’ Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care.  Initially, the Issuer has contracted with the Master Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.  The Issuer shall give written notice to the Indenture Trustee and each Rating Agency of any such contract with any other Person.

(c)

The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee and the Noteholders of at least a majority of the Outstanding Amount of the Controlling Class.

(d)

If an Authorized Officer of the Issuer shall have knowledge of the occurrence of a Master Servicer Default under the Master Servicing Agreement or an Administrator Default under the Administration Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.  If a Master Servicer Default shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Master Servicing Agreement or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Transaction Documents in respect of such failure.

As promptly as possible after the giving of notice of termination to the Master Servicer of the Master Servicer’s rights and powers, pursuant to Section 5.1 of the Master Servicing Agreement, or to the Administrator of the Administrator’s rights and powers, pursuant to Section 5.1 of the Administration Agreement, the Issuer shall appoint a successor Master Servicer or a successor Administrator, respectively, and such successor Master Servicer or successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee.  In the event that a successor Master Servicer or successor Administrator has not been appointed and has not accepted its appointment at the time when the Master Servicer or Administrator, as the case may be, ceases to act as Master Servicer or Administrator, respectively, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or successor Administrator, as the case may be.  The Indenture Trustee may resign as the successor Master Servicer or the successor Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new master servicer or a new administrator enters into an agreement with the Issuer as provided below; provided, however, that nothing herein shall require or permit the Indenture Trustee to act as Master Servicer, or otherwise service the Trust Student Loans, in violation of the Higher Education Act.  Upon delivery of such notice of resignation by the Indenture Trustee to the Issuer, the Issuer shall obtain a new master servicer as the successor Master Servicer under the Master Servicing Agreement or a new administrator as the successor Administrator under the Administration Agreement, as the case may be.  Any successor Master Servicer or successor Administrator, other than the Indenture Trustee, shall (i) be an established institution (A) that satisfies any requirements of the Higher Education Act applicable to master servicers and (B) whose regular business includes the servicing or administration of Student Loans and (ii) enter into a master servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Master Servicing Agreement or the Administration Agreement, as applicable.  If within 30 days after the delivery of the notice of resignation referred to above, the Issuer shall not have obtained such a new master servicer or new administrator, as the case may be, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor Master Servicer or successor Administrator; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.  In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Master Servicing Agreement or Administration Agreement, as applicable, and in accordance with Sections 5.1 and 5.2 of the Master Servicing Agreement and Sections 5.1 and 5.2 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee).  If the Indenture Trustee shall succeed as provided herein to the Master Servicer’s duties with respect to the Trust Student Loans, or the Administrator’s duties with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans.  In case the Indenture Trustee shall become successor to the Master Servicer or the Administrator, the Indenture Trustee shall be entitled to appoint as Master Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Trustee as successor Master Servicer or successor Administrator, respectively, in accordance with the terms hereof.

(e)

Upon any termination of the Master Servicer’s rights and powers pursuant to the Master Servicing Agreement, or any termination of the Administrator’s rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee.  As soon as a successor Master Servicer or a successor Administrator is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such successor Master Servicer or such successor Administrator.

(f)

Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee and the Noteholders of at least a majority in Outstanding Amount of the Controlling Class, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Transaction Documents, except to the extent otherwise provided in the Transaction Documents, or waive timely performance or observance by the Master Servicer, the Administrator, the Depositor, any Certificateholder, any Seller, the Issuer, the Indenture Trustee or the Eligible Lender Trustee under the Transaction Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and shall agree, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

SECTION 3.8

Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)

except as expressly permitted by this Indenture or any other Transaction Document, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer, including the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Transaction Documents);

(b)

claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Issuer;

(c)

except as expressly permitted by this Indenture or any other Transaction Document, dissolve or liquidate in whole or in part;

(d)

except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including the Collateral, unless directed to do so by the Indenture Trustee;

(e)

permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby; or

(f)

permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Collateral.

SECTION 3.9

Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 200[_]), an Officers’ Certificate of the Issuer stating that:

(a)

a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers’ supervision; and

(b)

to the best of such Authorized Officers’ knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

SECTION 3.10

Merger, Consolidation and Transfer.  The Issuer shall not consolidate or merge with or into any other Person.  The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Collateral, to any Person, except and to the extent specifically provided in the Transaction Documents.

SECTION 3.11

[Reserved].

SECTION 3.12

No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Student Loans and the other assets of the Issuer and related proceeds in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

SECTION 3.13

No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

SECTION 3.14

Guarantees, Loans, Advances and Other Liabilities.   The Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.15

Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.16

Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Eligible Lender Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders, the Administrator, the Depositor and any Certificateholder, as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Transaction Documents.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.

SECTION 3.17

Notice of Events of Default.  The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder.  The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each default on the part of (i) the Depositor of its obligations under the Transfer Agreement, (ii) either Seller of its respective obligations under the related Purchase Agreement, (iii) the Master Servicer of its obligations under the Master Servicing Agreement, or (iv) the Administrator of its obligations under the Administration Agreement.  In addition, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within five days after the occurrence thereof, written notice in the form of an Officers’ Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(c) hereof, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.18

Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.19

Representations and Warranties.  The Issuer represents and warrants to the Indenture Trustee that, as of the Closing Date:

(a)

This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Student Loans in favor of the Indenture Trustee, which security interest is prior to all other security interests, liens, charges, claims, offsets, defenses, counterclaims or encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer and Eligible Lender Trustee;

(b)

The Trust Student Loans constitute “accounts” within the meaning of the applicable UCC and are within the coverage of Section 432(m)(1)(E) and 439(d)(3) of the Higher Education Act;

(c)

The Eligible Lender Trustee owns and has legal title to the Trust Student Loans which, except for the beneficial interest of the Issuer and any obligations created pursuant to this Indenture, are free and clear of any Lien, claim or encumbrance of any Person;

(d)

The Issuer has caused or will have caused, within twenty days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Student Loans granted to the Indenture Trustee hereunder; and

(e)

Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Eligible Lender Trustee has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Student Loans.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Eligible Lender Trustee that include a description of collateral covering the Trust Student Loans other than any financing statement relating to the beneficial interest of the Issuer and the security interest granted to the Indenture Trustee hereunder or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.1

Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13 and 3.16 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.7 hereof and the obligations of the Indenture Trustee under Section 4.2 hereof) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)

either (x) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3 hereof) have been delivered to the Indenture Trustee for cancellation; or

(y)

all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(i)

have become due and payable,

(ii)

will become due and payable at their respective Note Final Maturity Date, within one year, or

(iii)

are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (y)(i), (y)(ii) or (y)(iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Note Final Maturity Date;

(b)

the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)

the Issuer has delivered to the Indenture Trustee an Officers’ Certificate of the Issuer, an Opinion of Counsel and (if required by the Trust Indenture Act or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) hereof and, subject to Section 11.2 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2

Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Section 4.1(a)(y) hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

SECTION 4.3

Repayment of Moneys Held by Paying Agent.   In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 4.4

Auction of Trust Student Loans.  On the date (the “First Trust Auction Date”) that is three Business Days prior to the Quarterly Payment Date immediately following the end of the first Collection Period after the Collection Period during which the Pool Balance (as reported to the Indenture Trustee by the Administrator) is equal to 10% or less of the Initial Pool Balance, any Trust Student Loans remaining in the Issuer shall be offered for sale by the Indenture Trustee only if the Master Servicer has not, by such date, exercised its option to purchase the remaining Trust Student Loans as described in Section 6.1 of the Administration Agreement with respect to such Quarterly Payment Date.  The Indenture Trustee shall provide written notice to the Master Servicer of any such offer for sale at least five Business Days in advance of the applicable Trust Auction Date.  The Depositor and any of its Affiliates, including the Sellers, shall not offer bids to purchase such Trust Student Loans.  If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until the remaining bidders decline to resubmit bids.  If there is one remaining bid, the Indenture Trustee shall accept it if it is equal to or in excess of the Minimum Purchase Amount.  If all of the remaining bidders decline to resubmit bids, the Indenture Trustee shall accept the highest previous bid if it is equal to or in excess of the Minimum Purchase Amount.  If less than two bids are received or the highest bid after the re-solicitation process is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee shall not consummate such sale. The proceeds of any such sale will be paid at the time set forth in Section 2.6 of the Administration Agreement and applied in the order of priority set forth in Section 5.4(b) hereof.  If the sale is not consummated in accordance with the foregoing, the Indenture Trustee shall solicit bids for sale of the Trust Student Loans on the Business Day which is six months after the First Trust Auction Date (the “Second Trust Auction Date”) upon terms similar to those described above, including the Master Servicer’s failure to exercise its option to purchase the remaining Trust Student Loans in accordance with Section 6.1 of the Administration Agreement; and if the sale is not completed on the Second Trust Auction Date, the Indenture Trustee shall solicit bids for sale of the Trust Student Loans on the Business Day which is six months after the Second Trust Auction Date (the “Third Trust Auction Date”) upon terms similar to those described above, including the Master Servicer’s failure to exercise its option to purchase the remaining Trust Student Loans in accordance with Section 6.1 of the Administration Agreement.  If the sale is not completed on the Third Trust Auction Date, the Indenture Trustee shall not solicit further bids for sale of the Trust Student Loans.

SECTION 4.5

Privacy and Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided to the Indenture Trustee in connection with this Indenture, the Indenture Trustee agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Indenture, the Indenture Trustee shall comply with all reuse, redisclosure, or other customer information handling, processing, security, notification and protection requirements under the GLB Regulations and other applicable federal and State consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Indenture Trustee agrees that:

(a)

the Indenture Trustee is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided to the Indenture Trustee, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR Sections 40.14 or 40.15 or 16 CFR Sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(b)

the Indenture Trustee has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

ARTICLE V

Events of Default; Remedies

SECTION 5.1

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

default in the payment when due and payable of any interest on any Note of the Controlling Class, which default shall continue for a period of five days; or

(b)

default in the payment of the principal of any Note on the related Note Final Maturity Date; or

(c)

default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default having a material adverse effect on the holders of the Notes, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(d)

the occurrence of an Insolvency Event involving the Issuer.

SECTION 5.2

Acceleration of Maturity; Rescission and Annulment.  If an Event of Default shall have occurred and be continuing, then and in every such case the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Controlling Class may declare all the Notes to be immediately due and payable, by written notice to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Controlling Class, together with accrued and unpaid interest thereon through the date of such declaration, shall become immediately due and payable, subject, however, to Section 5.4 hereof.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders representing at least a majority of the Outstanding Amount of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)

the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to make all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(b)

all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12 hereof.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.3

Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.  The Issuer covenants that if (i) default is made in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel to the extent not paid by the Administrator as contemplated by Section 6.7 hereof.

(a)

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(b)

If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, as more particularly provided in Section 5.4 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(c)

In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)

to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee, to the extent not paid by the Administrator as contemplated by Section 6.7 hereof, except as a result of the Indenture Trustee’s or such predecessor Indenture Trustee’s, as applicable, negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii)

unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf, to the extent not paid by the Administrator as contemplated by Section 6.7 hereof; and

(iv)

to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, to the extent not paid by the Administrator as contemplated by Section 6.7 hereof, except as a result of the

Indenture Trustee’s or such predecessor Indenture Trustee’s, as applicable, negligence, bad faith or willful misconduct.

(d)

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

(f)

In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4

Remedies; Priorities.

(a)

If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5 hereof):

(i)

exercise any remedies of a secured party under the UCC with respect to the Collateral, and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(ii)

sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; or

(iii)

elect to have the Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.1(a) or (b) hereof, unless (A) the Noteholders of 100% of the Outstanding Amount of all of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Controlling Class.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral, as applicable, for such purpose.

(b)

Notwithstanding the provisions of Section 8.2 hereof, following the occurrence and during the continuation of an Event of Default specified in Section 5.1(a), 5.1(b) or 5.1(d) hereof which has resulted in an acceleration of the Notes, if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts, if any, held on deposit in each of the Trust Accounts) held as Collateral for the benefit of the Noteholders, net of liquidation costs associated with the sale of the assets of the Issuer, in the following order:

FIRST:  to the Master Servicer, the due and unpaid Primary Servicing Fee;

SECOND:  to the Administrator, any due and unpaid Administration Fees;

THIRD:  to the Class A Noteholders, ratably, without preference or priority of any kind among the classes of Class A Notes and according to the amount of interest due and payable on the Class A Notes, the Class A Noteholders’ Interest Distribution Amount;

FOURTH:  to the Class A Noteholders, ratably, without preference or priority of any kind among the classes of Class A Notes and according to the amount of principal due and payable on the Class A Notes, an amount required to reduce the Outstanding Amount of the Class A Notes to zero;

FIFTH:  to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount;

SIXTH:  to the Class B Noteholders, an amount required to reduce the Outstanding Amount of the Class B Notes to zero;

SEVENTH:  to the Master Servicer, the aggregate amount of the Carryover Servicing Fee; and

EIGHTH:  to the Certificateholders, for distribution in accordance with the terms of the Administration Agreement and the Trust Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4.  At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.5

Optional Preservation of the Trust Student Loans.  If the Notes have been declared to be due and payable under Section 5.2 hereof following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral.  In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.6

Limitation of Suits.  No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)

such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)

the Noteholders of not less than 25% of the Outstanding Amount of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)

such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d)

the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

(e)

no written direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of at least a majority of the Outstanding Amount of the Controlling Class;

it being understood and intended that no one or more Noteholders shall have any right in any manner by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

The Indenture Trustee and the Noteholders shall not at any time institute against the Issuer any bankruptcy, reorganization or other Proceeding under any federal or State bankruptcy or similar law.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes or the Controlling Class, as applicable, the Indenture Trustee may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.7

Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right,

which is absolute and unconditional, to receive payment of the principal of and interest on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.8

Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9

Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10

Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11

Control by Noteholders.  The Noteholders of at least a majority of the Outstanding Amount of the Controlling Class shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)

such direction shall not be in conflict with any rule of law or with this Indenture;

(b)

subject to the express terms of Section 5.4 hereof, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by the Noteholders of not less than 100% of the Outstanding Amount of all of the Notes;

(c)

if the conditions set forth in Section 5.5 hereof have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of all of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

(d)

the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.12

Waiver of Past Defaults.  Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.2 hereof, the Noteholders of at least a majority of the Outstanding Amount of the Controlling Class may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified without the waiver or consent of all of the Noteholders of Outstanding Notes.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 5.13

Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit Instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14

Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15

Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) hereof.

SECTION 5.16

Performance and Enforcement of Certain Obligations.

(a)

Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Sellers, the Administrator, the Eligible Lender Trustee and the Master Servicer, as applicable, of each of their respective obligations to the Issuer, whether directly or by assignment, under or in connection with the applicable Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such relevant Transaction Documents, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Sellers, the Administrator, the Eligible Lender Trustee or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Sellers, the Administrator, the Eligible Lender Trustee or the Master Servicer of each of their respective obligations under the applicable Transaction Documents.

(b)

If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Outstanding Amount of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Sellers, the Administrator, the Eligible Lender Trustee or the Master Servicer under or in connection with the applicable Transaction Documents including the right or power to take any action to compel or secure performance or observance by the Depositor, the Sellers, the Administrator, the Eligible Lender Trustee or the Master Servicer of each of their respective obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under the applicable Transaction Documents and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

The Indenture Trustee

SECTION 6.1

Duties of Indenture Trustee.

(a)

If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)

Except during the continuance of an Event of Default:

(i)

the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)

in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform as to form to the requirements of this Indenture.

(c)

The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)

the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)

the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the provisions of this Indenture.

(d)

The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)

Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Transaction Documents.

(f)

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(g)

Except as expressly provided in the Transaction Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

(h)

In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

(i)

Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the Trust Indenture Act.

(j)

For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Issuer, on or before March 1st of each calendar year, commencing in 200[_], the Indenture Trustee shall deliver to the Issuer and the Administrator a report (in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer) regarding the Indenture Trustee’s assessment of compliance with the Applicable Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an Authorized Officer of the Indenture Trustee, and shall address the Applicable Servicing Criteria specified on a certification substantially in the form of Exhibit C attached hereto.

SECTION 6.2

Rights of Indenture Trustee.

(a)

The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)

Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers’ Certificate of the Issuer and/or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)

The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.3

Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

SECTION 6.4

Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5

Notice of Defaults.  If a Default shall have occurred and be continuing and if it is either actually known by a Responsible Officer of the Indenture Trustee or written notice of the existence thereof, identifying the Default as having occurred under this Indenture, has been delivered to the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder within 90 days and to each Rating Agency as soon as practicable within 30 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.  Except as provided in the first sentence of this Section 6.5, in no event shall the Indenture Trustee be deemed to have knowledge of a Default or an Event of Default.

SECTION 6.6

Reports by Indenture Trustee to Noteholders.  The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its federal and State income tax returns.  Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Indenture Trustee shall, if required by Trust Indenture Act § 313(a), mail to each Noteholder a brief report as of such December 31 that complies with said section.  The Indenture Trustee shall also comply with Trust Indenture Act § 313(b).  A copy of each such report required pursuant to Trust Indenture Act § 313(a) or (b) shall, at the time of such transaction to Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

SECTION 6.7

Compensation and Indemnity.  The Indenture Trustee shall be entitled to reasonable compensation for its services and reasonable out-of-pocket expenses incurred or made by it, as well as any reasonable expenses incurred in connection with any auction held pursuant to Section 4.4 hereof, and such compensation and expenses shall be paid to the Indenture Trustee in accordance with Section 4.2(g) of the Administration Agreement.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Indenture Trustee shall be indemnified by the Administrator in accordance with Section 4.2(c) of the Administration Agreement.  The Administrator’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture.

SECTION 6.8

Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8.  The Indenture Trustee may resign at any time by so notifying the Issuer, provided, however, that such resignation shall only be effective upon the appointment of and acceptance by a successor Indenture Trustee in accordance with the provisions of this Indenture.  The Issuer shall remove the Indenture Trustee by so notifying the Indenture Trustee and appoint a successor Indenture Trustee if:

(a)

the Indenture Trustee fails to comply with Section 6.11 hereof;

(b)

an Insolvency Event occurs with respect to the Indenture Trustee;

(c)

a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d)

the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to all Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.  The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to the Rating Agencies and the Noteholders.

If the Indenture Trustee fails to comply with Section 6.11 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s and the Administrator’s obligations under Section 6.7 hereof shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9

Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof.  The Indenture Trustee shall provide the Issuer and the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force that the certificate of the Indenture Trustee shall have.

SECTION 6.10

Appointment of Co-Trustee or Separate Trustee.

(a)

Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No such appointment shall relieve the Indenture Trustee of its obligations hereunder.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(b)

Every co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the direction of the Indenture Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Indenture Trustee may at any time accept the resignation of or remove any co-trustee or separate trustee.

(c)

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them.  Every instrument appointing any co-trustee or separate trustee shall refer to this Indenture and the conditions of this Article VI.  Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee (with a copy given to the Issuer).

(d)

Any co-trustee or separate trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11

Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a).  The Indenture Trustee shall have a combined capital and surplus of at least $100,000,000 as of the last day of the most recent fiscal quarter for such institution and shall be subject to examination or supervision by federal or State authorities.  The long-term unsecured debt of the Indenture Trustee shall at all times be rated not lower than “BBB-” by S&P and Fitch (if rated by Fitch) and Baa3 by Moody’s or such other ratings as are acceptable to the Rating Agencies. The Indenture Trustee shall comply with Trust Indenture Act § 310(b), including the optional provision permitted by the second sentence of Trust Indenture Act § 310(b); provided that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

SECTION 6.12

Preferential Collection of Claims Against the Issuer.  The Indenture Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

SECTION 6.13

Representations and Warranties.  The Indenture Trustee hereby represents and warrants to the Issuer, for the benefit of the Noteholders and the Certificateholders, that:

(a)

It is duly organized and validly existing in good standing under the laws of its governing jurisdiction. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Indenture, and this Indenture will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Indenture on its behalf.

(c)

Each of this Indenture and other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms; except that the enforceability hereof and thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) with respect to rights to indemnity hereunder, limitations of public policy under applicable securities law.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.1

Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2

Preservation of Information; Communications to Noteholders.  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 hereof and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)

Noteholders may communicate pursuant to Trust Indenture Act § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.  Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to Trust Indenture Act § 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(c)

The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of Trust Indenture Act § 312(c).

(d)

On each Quarterly Payment Date the Indenture Trustee shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Trustee on the related Determination Date pursuant to Section 2.11 of the Administration Agreement.

(e)

The Indenture Trustee shall at the reasonable expense of the Issuer furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Transaction Documents.  The Indenture Trustee shall furnish to the Noteholders notice of any amendment to the Administration Agreement.

SECTION 7.3

Reports by Issuer; Fiscal Year.

(a)

The Issuer shall:

(i)

file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)

file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)

supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in Trust Indenture Act § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b)

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.1

Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The

Indenture Trustee shall apply all such money received by it on behalf of Noteholders or the Issuer pursuant to the Administration Agreement as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may, but in the absence of written direction by Noteholders shall not be obligated to, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2

Trust Accounts.

(a)

On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Issuer, the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

(b)

On or before the Business Day immediately preceding each Quarterly Payment Date or the Monthly Distribution Date, Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.7 of the Administration Agreement; provided, however, that with respect to a Monthly Distribution Date, such Available Funds shall only equal the amount necessary to pay those certain fees and expenses due on such Monthly Distribution Date.  On or before each Quarterly Payment Date, the Indenture Trustee (or any other Paying Agent) shall make or cause to be made the required deposits and distributions as provided in Sections 2.7 and 2.8 of the Administration Agreement or Section 5.4 hereof, as applicable.

(c)

During the Consolidation Loan Add-On Period, the Administrator shall instruct the Paying Agent in writing to withdraw funds pursuant to Section 2.10(c)(i) of the Administration Agreement for the funding of Add-On Consolidation Loans.

(d)

On the Business Day immediately following the end of the Consolidation Loan Add-On Period, the Administrator shall instruct the Paying Agent in writing to transfer any amounts remaining in the Consolidation Loan Add-On Account into the Collection Account, as directed by the Administrator pursuant to Section 2.10(c)(ii) of the Administration Agreement.

SECTION 8.3

General Provisions Regarding Accounts.

(a)

So long as no Default shall have occurred and be continuing, all of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon written direction of the Administrator, subject to the provisions of Section 2.3(b) of the Administration Agreement.  All income or other gain from investments of moneys deposited in the Trust Accounts shall be paid as provided in the Administration Agreement and any loss resulting from such investments shall be charged to such Trust Account.  The Administrator will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the

Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b)

Subject to Section 6.1(c) hereof, the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, as the case may be, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

(c)

If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Issuer and the Administrator) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 hereof, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Collateral are being applied in accordance with Section 5.4 hereof as if there had not been such a declaration; then the Indenture Trustee shall invest and reinvest funds in the Trust Accounts, in the Eligible Investments described in clause (d) of the definition thereof.

SECTION 8.4

Release of Collateral.

(a)

The Indenture Trustee, when required by the provisions of this Indenture shall, subject to Section 8.5 hereof, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)

The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 hereof have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Trust Indenture Act §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1 hereof.

(c)

Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold or transferred (as applicable) (i) to the Depositor in accordance with Article VI of the Transfer Agreement, (ii) to the Master Servicer in accordance with Section 3.5 of the Master Servicing Agreement, (iii) to JPMorgan Chase Bank or to any of its Affiliates in accordance with

Section 3.11(f) of the Master Servicing Agreement, (iv) to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan, or (v) to the Sellers in accordance with Article VI of the applicable Purchase Agreement, and each Noteholder, by the acceptance of a Note, consents to any such release.

SECTION 8.5

Opinion of Counsel.  The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.4(a) hereof, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c) hereof, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

Supplemental Indentures

SECTION 9.1

Supplemental Indentures Without Consent of Noteholders.

(a)

The Issuer and, when authorized by an Issuer Order, the Indenture Trustee may, from time to time, without the consent of any Noteholder but with prior written notice to the Rating Agencies, enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)

to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)

to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)

 to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)

to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(v)

to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such amendment  shall not materially adversely affect the interests of the Noteholders;

(vi)

to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)

 to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act; or

(viii)

to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (x) the transfer to the Issuer of all or any portion of the Trust Student Loans to be derecognized as a sale under GAAP by the Depositor, (y) the Issuer to avoid becoming a member of Depositor’s consolidated group under GAAP or (z) the Depositor or any of its Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment under this Section 9.1(a)(viii) that the Rating Agency Condition be satisfied.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)

The Issuer and, when authorized by an Issuer Order, the Indenture Trustee may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture other than any amendment described in Section 9.2 hereof; provided, however, that such amendment shall not adversely affect in any material respect the interests of any Noteholder.

(c)

An amendment will be deemed not to materially adversely affect the interests of any Noteholder if the party requesting the amendment obtains and delivers to the other parties hereto an Opinion of Counsel to that effect.

(d)

Notwithstanding anything in this Section 9.1 to the contrary, no amendment, modification or supplement to this Indenture may significantly change the permitted activities of the Issuer set forth in Section 2.3 of the Trust Agreement without the consent and approval of a majority of the Outstanding Amount of the Notes and a majority of the aggregate Percentage Interests of the Certificates.

SECTION 9.2

Supplemental Indentures with Consent of Noteholders.

The Issuer and, when authorized by an Issuer Order, the Indenture Trustee may, from time to time, with the consent of Noteholders of at least a majority of the Outstanding Amount of the Controlling Class, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a)

change the due date of any installment of principal of or interest on any Note,

(b)

reduce the principal amount, the specified interest rate or the Redemption Price with respect to any Note,

(c)

change the place of payment or the payment currency for any Note or any interest thereon is payable;

(d)

impair the right to institute suit for the enforcement of provisions of this Indenture regarding payment;

(e)

reduce the percentage of the aggregate Outstanding Amount of the relevant class of Notes, the consent of the holders of which is required to waive compliance with certain provisions of this Indenture or of certain Defaults or Events of Default hereunder and their consequences as provided for in this Indenture;

(f)

modify the provisions of this Indenture regarding the voting of Notes held by JPMorgan Chase Bank, the Issuer, any other obligor on the Notes or an Affiliate of any of them;

(g)

reduce the percentage of the aggregate Outstanding Amount of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral pursuant to Section 5.4 hereof;

(h)

reduce the percentage of the aggregate Outstanding Amount of the Controlling Class required to amend this Section 9.2 or other sections which specify the applicable percentage of aggregate Outstanding Amount of the Notes required to amend this Indenture or the other Transaction Documents;

(i)

modify any provisions of this Indenture in a manner that affects the calculation of the amount of any payment of interest or principal due on any Note on any Quarterly Payment Date, including the calculation of any of the individual components of such calculation; or

(j)

permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property in the Collateral or deprive any holder of any Note of the security afforded by the lien of this Indenture.

It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to all Noteholders to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3

Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4

Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5

Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as of the date of such supplemental indenture so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6

Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 9.7

Written Consent.  Notwithstanding the above provisions, with respect to the provisions hereof relating to duties or obligations of the Administrator or any Paying Agent, no amendment shall be made to any such provision without the written consent of the Administrator or such Paying Agent, as applicable.

ARTICLE X

Redemption of Notes

SECTION 10.1

Redemption.  The Indenture Trustee shall, upon receipt of written notice from the Master Servicer pursuant to Section 6.1 of the Administration Agreement, give written notice to the Noteholders of the occurrence of such event as provided in Section 10.2 hereof.  In the event that the assets of the Issuer are sold pursuant to Section 6.1 of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders as provided in Sections 2.7 and 2.8 of the Administration Agreement.  If amounts are to be paid to Noteholders pursuant to this Section 10.1, the notice of such event from the Indenture Trustee to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

SECTION 10.2

Form of Redemption Notice.  Notice of redemption under Section 10.1 hereof shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each Noteholder, as of the close of business on the last day of the calendar month preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(a)

the Redemption Date;

(b)

the Redemption Price; and

(c)

the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2 hereof).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.3

Notes Payable on Redemption Date.  The Notes to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

Miscellaneous

SECTION 11.1

Compliance Certificates and Opinions, etc.

(a)

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officers’ Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of certified public accountants or other experts meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

(i)

a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)

a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)

a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)

(i)

Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) hereof or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers’ Certificate of the Issuer certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)

Whenever the Issuer is required to furnish to the Indenture Trustee an Officers’ Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii)

Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers’ Certificate of the Issuer certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)

Whenever the Issuer is required to furnish to the Indenture Trustee an Officers’ Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v)

Notwithstanding Section 2.9 hereof or any other provision of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.1, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Transaction Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents and (C) convey to the Depositor, the Master Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with Section 8.4(c) hereof and Article VI of the Transfer Agreement, Section 3.5 of the Master Servicing Agreement or Section 3.11(e) of the Master Servicing Agreement, respectively.

SECTION 11.2

Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such

Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Depositor, the Issuer or the Administrator, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3

Acts of Noteholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)

The ownership of Notes shall be proved by the Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4

Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(a)

The Indenture Trustee by any Noteholder, the Master Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office.

(b)

The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to:  Chase Education Loan Trust 200[_]-[_], in care of [___________________], [_____________________], Attention:  [_______________]; with copies to the Administrator, [___________________],[___________________], Attention: [___________________], or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Eligible Lender Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of S&P, at the following address: 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 32nd Floor, and (iii) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention: Municipal Structured Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.5

Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

[For so long as any Class A Notes or Class B Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, all notice to the holders of such Class A Notes or Class B Notes will be published in the [Daily Official List].]

SECTION 11.6

Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7

Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Trust Indenture Act §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8

Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9

Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

SECTION 11.10

Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11

Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12

Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13

GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14

Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15

Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16

Trust Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 11.17

Non Recourse, No Petition and Subordination.  The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree as follows:

(a)

The Notes are non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture, the Issuer and the Depositor shall not be otherwise liable on the Notes, and the Notes are non-recourse to any other assets of the Depositor and do not constitute a claim against the Depositor if cash flow from the Collateral is insufficient to repay the debt in full;

(b)

Neither the Indenture Trustee nor any Noteholder shall at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Transaction Documents.  The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee; and

(c)

Notwithstanding the agreements described in paragraph (a), to the extent that the Noteholders are deemed to have any interest in any assets of the Depositor dedicated to other debt obligations of the Depositor, the Noteholders agree that their interest in those assets is subordinate to claims or rights of such other debtholders to those other assets.

SECTION 11.18

Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

ARTICLE XII

Compliance with Regulation AB

SECTION 12.1

Intent of the Parties; Reasonableness.  The Issuer, the Eligible Lender Trustee and the Indenture Trustee acknowledge and agree that the purpose of Article XII of this Indenture is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

The Eligible Lender Trustee and the Administrator, on behalf of the Issuer, shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Administrator, on behalf of the Issuer, in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Indenture Trustee shall cooperate fully with the Administrator, on behalf of the Issuer, to deliver to the Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records, attestation, and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to permit the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee or the servicing of the Trust Student Loans, reasonably believed by the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By: [_______________], not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

[_______________], not in its individual capacity but solely as Eligible Lender Trustee

By:

Name:

Title:

 [_______________], not in its individual capacity but solely as Indenture Trustee

By:

Name:

Title:

Appendix A

DEFINITIONS AND USAGE

Chase Education Loan Trust 200[_]-[_]

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this “Appendix”):

(a)

All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)

As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)

The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)

Any agreement, instrument or statute defined or referred to below or any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Appendix A-1

Definitions

“Accrual Period” means, with respect to a Quarterly Payment Date, the period from and including the immediately preceding Quarterly Payment Date to, but excluding, such Quarterly Payment Date, or in the case of the initial Accrual Period, the period from and including the Closing Date to, but excluding, the initial Quarterly Payment Date.

“Act” has the meaning specified in Section 11.3(a) of the Indenture.

“Actual/360” means the method of calculating interest on the basis of the actual number of days elapsed in a year of 360 days.

“Add-On Consolidation Loan” means an eligible education loan, which, pursuant to the Higher Education Act and at the election of the borrower, is added to such borrower’s existing Consolidation Loan.

“Adjusted Pool Balance” means, for any Quarterly Payment Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than [___]% of the Initial Pool Balance, the sum of that Pool Balance plus the Capitalized Interest Account Balance, if any, plus the amount, if any, on deposit in the Consolidation Loan Add-On Account (excluding amounts in such account that will become Available Funds on the next Quarterly Payment Date) plus the Specified Reserve Account Balance for that Quarterly Payment Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to [___]% of the Initial Pool Balance, the sum of that Pool Balance plus the Capitalized Interest Account Balance, if any, plus the amount, if any, on deposit in the Consolidation Loan Add-On Account (excluding amounts in such account that will become Available Funds on the next Quarterly Payment Date).

“Administration Agreement” means the Administration Agreement dated as of [_________], 200[_], among the Administrator, the Master Servicer, the Depositor, the Issuer, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee.

“Administration Fees” has the meaning specified in Section 2.14 of the Administration Agreement.

“Administrator” means JPMorgan Chase Bank, in its capacity as administrator of the Issuer in accordance with the Administration Agreement.  “Administrator” shall also mean each successor Administrator as of the acceptance and qualification of such successor as Administrator under the Administration Agreement.

“Administrator Default” has the meaning specified in Section 5.1 of the Administration Agreement.

“Administrator Transfer Date” has the meaning specified in Section 5.2(a) of the Administration Agreement.

“Administrator’s Statement” means fee payment instructions by the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

Schedule A-2

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amended and Restated Trust Agreement” means the Amended and Restated Trust Agreement dated as of [_______], 200[_], between the Depositor and the Owner Trustee.

“Applicable Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Authenticating Agent” means [_______], as the Owner Trustee’s authenticating agent, in respect of the Certificates.

“Authorized Officer” means (a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (b) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (c) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (d) with respect to the Master Servicer, any officer of the Master Servicer who is authorized to act for the Master Servicer in matters relating to or to be acted upon by the Master Servicer pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (e) with respect to any other Person, any officer of such Person who is authorized to act for such Person in matters relating to or to be acted upon by such Persons pursuant to the transactions contemplated to be taken by such Person pursuant to the Transaction Documents and who is identified in a list of Authorized Officers delivered by such Person to the Indenture Trustee.

“Available Funds” means, as to a Quarterly Payment Date or any related Monthly Distribution Date, the sum of the following amounts received with respect to the related Collection Period or, in the case of a Monthly Distribution Date, the applicable portion of these amounts:

Schedule A-3

(a)

all collections received by the Master Servicer and the Subservicers on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans, but net of:

(i)

any collections in respect of principal on the Trust Student Loans applied by the Issuer to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, and

(ii)

amounts required by the Higher Education Act to be paid to the Department or to be repaid to the borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period, if any, including Consolidation Loan rebate fees;

(b)

any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans during that Collection Period;

(c)

all Liquidation Proceeds received during that Collection Period and all Recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

(d)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans reacquired by the Depositor, repurchased by the Sellers or purchased by the Master Servicer or for Trust Student Loans transferred to another eligible lender pursuant to Section 3.11(e) of the Master Servicing Agreement;

(e)

the aggregate amounts, if any, received from any of the Sellers, the Depositor, the Master Servicer or the related Subservicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Purchase Agreements, the Transfer Agreement or the Master Servicing Agreement;

(f)

any interest remitted by the Administrator to the Collection Account prior to such Quarterly Payment Date or Monthly Distribution Date;

(g)

Investment Earnings for that Quarterly Payment Date earned on amounts on deposit in each Trust Account;

(h)

amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance as of that Quarterly Payment Date;

(i)

on the [_______] Quarterly Payment Date, any amounts transferred from the Consolidation Loan Add-On Account into the Collection Account following the end of the Consolidation Loan Add-On Period; and

(j)

on the [_______] Quarterly Payment Date, all funds then on deposit in the Capitalized Interest Account that are transferred into the Collection Account for that Quarterly Payment Date;

Schedule A-4

provided that if on any Quarterly Payment Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account to pay any of the items specified in clauses (a)(iii) and (a)(iv) of Section 2.8 of the Administration Agreement and amounts available from the Reserve Account to pay any of the items specified in clauses (a)(i) through (a)(iv) of Section 2.8 of the Administration Agreement (but excluding clause (a)(iv), and including clause (a)(v) thereof, in the event that a condition exists as described in either clause (x) or (y) of Section 2.8(b)(i) of the Administration Agreement), then Available Funds for that Quarterly Payment Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, for deposit into the Collection Account which would have constituted Available Funds for the Quarterly Payment Date succeeding that Quarterly Payment Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Quarterly Payment Date will be adjusted accordingly.

“Benefit Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

“Bill of Sale” has the meaning specified in Section 2.1 of the applicable Purchase Agreement.

“Bill of Transfer” has the meaning specified in Section 2.1 of the Transfer Agreement.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means (i) with respect to calculating LIBOR having the Index Maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed or, if JPMorgan Chase Bank is no longer the Master Servicer, the principal place of business of any successor master servicer is authorized or obligated by law, regulation or executive order to remain closed.

“Calculation Agent” means the Indenture Trustee in its capacity as Calculation Agent.

“Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Capitalized Interest Account Balance” means, as of any date of determination, the amount on deposit in the Capitalized Interest Account (exclusive of Investment Earnings).

“Capitalized Interest Account Initial Deposit” means $[______].

Schedule A-5

“Carryover Servicing Fee” has the meaning specified in Attachment A to the Master Servicing Agreement.

“Certificate” means each certificate substantially in the form of Exhibit A to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8(a)(ix) and 2.9(g) of the Administration Agreement.

“Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.3(g) of the Trust Agreement, which paying agent shall initially be the Indenture Trustee.

“Certificate Register” and “Certificate Registrar” mean the register mentioned and the registrar appointed pursuant to Section 3.3(c) of the Trust Agreement.

“Certificateholder” means each Person in whose name a Certificate is registered in the Certificate Register.

“CFS Resources” means Collegiate Funding Services Resources I, LLC.

“CFS Resources Purchase Agreement” means the Purchase Agreement, dated as of [_______], 200[_], among CFS Resources, as seller, the Depositor, as purchaser, and the Interim Eligible Lender Trustee, as well as each Subsequent Purchase Agreement entered into thereunder.

“CFS-SunTech” means CFS-SunTech Servicing LLC.

“Class A Note” means a [Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note or a Class A-6] Note.

“Class A Note Interest Shortfall” means, for any Quarterly Payment Date, the excess of (x) the Class A Noteholders’ Interest Distribution Amount on the preceding Quarterly Payment Date over (y) the amount of interest actually distributed to the Class A Noteholders on that preceding Quarterly Payment Date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each class of Class A Notes from that preceding Quarterly Payment Date to the current Quarterly Payment Date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Noteholders’ Distribution Amount” means, for any Quarterly Payment Date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount, in each case, for that Quarterly Payment Date.

“Class A Noteholders’ Interest Distribution Amount” means, for any Quarterly Payment Date, the sum of: (1) the amount of interest accrued at the [Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate or the Class A-6 Rate], as applicable, for the related Accrual Period on the Outstanding Amount of related Class A Notes on the immediately preceding Quarterly Payment Date (or, in the case of the first Quarterly Payment

Schedule A-6

Date, the Closing Date), after giving effect to all principal distributions to Class A Noteholders on that preceding Quarterly Payment Date and (2) the Class A Note Interest Shortfall for that Quarterly Payment Date.

“Class A Noteholders’ Principal Distribution Amount” means, for any Quarterly Payment Date, the Principal Distribution Amount times the Class A Percentage for that Quarterly Payment Date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class A Notes.  In addition, on the [Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class A-6 Maturity Date], as applicable, the principal required to be distributed to the related Class A Noteholders will equal the amount required to reduce the Outstanding Amount of that class to zero.

“Class A Percentage” means, for any Quarterly Payment Date, 100% minus the Class B Percentage for that Quarterly Payment Date.

“Class [A-1] Maturity Date” means the [_________] Quarterly Payment Date.

“Class [A-1] Noteholder” means a Person in whose name a Class [A-1] Note is registered in the Note Register.

“Class [A-1] Notes” means the $[_______] Floating Rate Class [A-1] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-1] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-1] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class [A-2] Maturity Date” means the [_________] Quarterly Payment Date.

“Class [A-2] Noteholder” means a Person in whose name a Class [A-2] Note is registered in the Note Register.

“Class [A-2] Notes” means the $[_______] Floating Rate Class [A-2] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-2] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-2] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class [A-3] Maturity Date” means the [_________] Quarterly Payment Date.

Schedule A-7

“Class [A-3] Noteholder” means a Person in whose name a Class [A-3] Note is registered in the Note Register.

“Class [A-3] Notes” means the $[_______] Floating Rate Class [A-3] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-3] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-3] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class [A-4] Maturity Date” means the [________] Quarterly Payment Date.

“Class [A-4] Noteholder” means a Person in whose name a Class [A-4] Note is registered in the Note Register.

“Class [A-4] Notes” means the $[_______] Floating Rate Class [A-4] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-4] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-4] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class [A-5] Maturity Date” means the [_________] Quarterly Payment Date.

“Class [A-5] Noteholder” means a Person in whose name a Class [A-5] Note is registered in the Note Register.

“Class [A-5] Notes” means the $[_______] Floating Rate Class [A-5] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-5] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-5] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class [A-6] Maturity Date” means the [_______] Quarterly Payment Date.

“Class [A-6] Noteholder” means a Person in whose name a Class [A-6] Note is registered in the Note Register.

Schedule A-8

“Class [A-6] Notes” means the $[_______] Floating Rate Class [A-6] Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class [A-6] Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class [A-6] Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Class B Maturity Date” means the [_________] Quarterly Payment Date.

“Class B Note Interest Shortfall” means, for any Quarterly Payment Date, the excess of (x) the Class B Noteholders’ Interest Distribution Amount on the preceding Quarterly Payment Date over (y) the amount of interest actually distributed to the Class B Noteholders on that preceding Quarterly Payment Date, plus interest on the amount of that excess, to the extent permitted by law, at the Class B Rate from that preceding Quarterly Payment Date to the current Quarterly Payment Date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Noteholders’ Distribution Amount” means, for any Quarterly Payment Date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount, in each case, for that Quarterly Payment Date.

“Class B Noteholders’ Interest Distribution Amount” means, for any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Quarterly Payment Date (or, in the case of the first Quarterly Payment Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Quarterly Payment Date and (2) the Class B Note Interest Shortfall for that Quarterly Payment Date.

“Class B Noteholders’ Principal Distribution Amount” means, for any Quarterly Payment Date, the Principal Distribution Amount times the Class B Percentage for that Quarterly Payment Date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class B Notes.  In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will equal the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

“Class B Notes” means the $[___] Floating Rate Class B Student Loan-Backed Notes issued by the Issuer pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class B Percentage” means, with respect to any Quarterly Payment Date (1) prior to the Stepdown Date or with respect to any Quarterly Payment Date on which a Trigger Event is in effect, zero; and (2) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the Outstanding Amount

Schedule A-9

of the Class B Notes immediately prior to that Quarterly Payment Date and the denominator of which is the Outstanding Amount of the Notes.

“Class B Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus [___]%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate plus [___]%, based on an Actual/360 accrual method.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to applicable law.  The initial Clearing Agency shall be DTC, and the initial nominee for such Clearing Agency shall be Cede & Co.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [_______], 200[_].

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Collection Period” means the three-month period [ending on the last day of [______],[_____],[____] or [____]], in each case for the Quarterly Payment Date in the following month; provided that the first Collection Period will be the period from but excluding the initial Cutoff Date to and including [________].

“Commission” means the Securities and Exchange Commission.

“Consolidation Loan” means a Loan made pursuant to and in full compliance with Section 428C of the Higher Education Act.

“Consolidation Loan Add-On Account” means an account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Consolidation Loan Add-On Account Initial Deposit” means $[______].

“Consolidation Loan Add-On Period” means the period during which the Issuer will be able to purchase Add-On Consolidation Loans with funds on deposit in the Consolidation Loan Add-On Account, beginning on the Closing Date and ending on [________].

“Controlling Class” means the Class A Notes as long as any Class A Notes are Outstanding; or, upon payment in full of the Class A Notes, the Class B Notes.

Schedule A-10

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Corporate Trust Services, [_______], Attention: [_______], telephone: [_______], facsimile: [_______], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor), (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at [_______], Attention: [_______], telephone: [_______], facsimile: [_______], or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor) and (iii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee as set forth in Section 3.2 of the Trust Agreement.

“Cutoff Date” has the meaning specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 the Transfer Agreement, as applicable.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12, Part V of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts.”

“Delivery” when used with respect to Trust Account Property means:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the

Schedule A-11

nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, “Physical Property”); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)

with respect to any security issued by the U.S. Treasury, GNMA, Freddie Mac or Fannie Mae that is a book-entry security held at a Federal Reserve Bank pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

(c)

with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, control within the meaning of Section 8-106(c) of the UCC.

“Department” means the United States Department of Education, an agency of the federal government.

“Depositor” means Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company, and its successors and assigns, including, for such purpose, a permitted transferee of all of Collegiate Funding of Delaware, L.L.C.’s right, title and interest in the Certificates.

“Determination Date” means, with respect to the Collection Period preceding any Quarterly Payment Date, the second Business Day preceding such Quarterly Payment Date.

“Distribution Statement” means a report by the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

“DTC” means The Depository Trust Company, or any successor thereto, and its address is 55 Water Street, New York, New York 10042-0099.

“Eligible Deposit Account” means either (i) a segregated deposit account maintained with an Eligible Institution meeting the requirements of clause (i) of the definition of the term “Eligible Institution” or (ii) a segregated trust account maintained with the trust department of an Eligible Institution meeting the requirements of clause (ii) of the definition of the term “Eligible Institution”, in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders or the Certificateholders.

Schedule A-12

“Eligible Institution” means (i) JPMorgan Chase Bank, the corporate trust department of the Indenture Trustee or the corporate trust department of the Owner Trustee or (ii) an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or State banking authorities which at all times (a) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (b) has not less than one billion dollars in assets under fiduciary management, and (c) has a long term deposits rating of not less than “[Baa3]” by Moody’s and “[BBB-]” by S&P and Fitch (if rated by Fitch).

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, in each case, constitute:

(a)

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, GNMA, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or obligations guaranteed by, GNMA, Freddie Mac or Fannie Mae shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

(b)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Quarterly Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from [each of] the Rating Agencies in the highest investment category granted thereby;

(c)

commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

(d)

investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

(e)

bankers’ acceptances issued by any depository institution or trust company described in clause (b) above;

(f)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the

Schedule A-13

United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(g)

asset-backed securities, including asset-backed securities issued by any Affiliate, or entities formed by any Affiliate, of JPMorgan Chase Bank, but excluding mortgage-backed securities, that at the time of investment have a rating in the highest investment category granted by each of the Rating Agencies, but not at a purchase price in excess of par; and

(h)

any other investment rated in one of the four highest investment categories by a nationally recognized rating agency provided that such investment would not result in the downgrade or withdrawal of any rating of the Notes by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of “Eligible Investments”, the phrase “highest investment category” means (i) in the case of Moody’s, “Aaa” for long-term investments (or the equivalent) and “P-1” for short-term investments (or the equivalent), (ii) in the case of S&P, “AAA” for long-term investments (or the equivalent) and “A-1+” for short-term investments (or the equivalent), and (iii) in the case of Fitch, “AAA” for long-term investments (or the equivalent) and “F-1+” for short-term investments (or the equivalent); provided, however, that, investments in certain short-term debt of issuers rated “A-1” by S&P will be permitted with the following restrictions: (1) the total amount of debt from “A-1” issuers must be limited to the investment of principal and interest collections, Interest Subsidy Payments, Special Allowance Payments and the amount on deposit in the Consolidation Loan Add-On Account. The total amount of “A-1” investments should not represent more than 20% of the Outstanding Amount of the Notes and each investment should not mature beyond 30 days; and (2) investments in “A-1” rated securities are not eligible for the Reserve Account and the Capitalized Interest Account.

“Eligible Lender Trustee” means [_______], a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.  “Eligible Lender Trustee” shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

“Eligible Lender Trustee Agreement” means the Eligible Lender Trustee Agreement, dated as of [________], 200[_], between the Issuer and the Eligible Lender Trustee.

“Eligible Loan” has the meaning specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 of the Transfer Agreement, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means (i) with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, president, any executive vice president, any senior vice president, any vice president, the secretary or the treasurer of such corporation, (ii) with respect to any partnership, any general partner of such partnership and (iii) with respect to any [_______], any [______] of such [_____].

Schedule A-14

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“First Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Fitch” means Fitch Ratings, or any successor rating agency.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“GAAP” means such accounting principles as are generally accepted in the United States of America.

“GLB Regulations” means the provisions of Subtitle A of Title V of the Gramm-Leach-Bliley Act, Pub. L. 106-102, codified at 15 U.S.C. 6801 et seq. and the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, issued thereunder from time to time, the “Interagency Guidelines Establishing Information Security Standards”, Final Rule (12 CFR Part 30, Appendix B) or the Federal Trade Commission’s “Standards for Safeguarding Customer Information” (16 CFR Part 314) as applicable, and any further interpretations of such Interagency Guidelines or Standards (including without limitation the “Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice” 70 Fed. Reg. 15736, March 29, 2005).

“GNMA” means the Government National Mortgage Association, or any successor thereto.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee Agreement” means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

Schedule A-15

“Guarantor” means any entity listed on Attachment B (as amended from time to time) to the Purchase Agreements, the Transfer Agreement, any Subsequent Purchase Agreement or any Subsequent Transfer Agreement, as applicable.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture dated as of [_______], 200[_], among the Issuer, the Eligible Lender Trustee and the Indenture Trustee.

“Indenture Trustee” means [_______], a [_______], not in its individual capacity but solely as indenture trustee under the Indenture. “Indenture Trustee” shall also mean each successor Indenture Trustee as of the acceptance and qualification of such successor as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” means, with respect to any Accrual Period, a period of time equal to three or [____] months, as applicable, commencing on the first day of that Accrual Period.

“Initial Accrual Rate” means, for each class of Notes and the Accrual Period commencing on the Closing Date to, but excluding, the first Quarterly Payment Date, the rate per annum as determined on the related Determination Date, as follows:

X + ([__]/[__] * (Y - X))

where:

X = [___]-Month LIBOR, and
Y = [___]-Month LIBOR.

Schedule A-16

“Initial Loans” has the meaning specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 of the Transfer Agreement, as applicable.

“Initial Pool Balance” means the Pool Balance of the Trust Student Loans as of the initial Cutoff Date.

“Initial Trust Student Loans” means the Trust Student Loans acquired by the Issuer on the Closing Date pursuant to the Transfer Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer in accordance with the Higher Education Act.

“Interim Eligible Lender Trustee” means [_______], a national banking association, not in its individual capacity but solely as interim eligible lender trustee for the benefit of the Depositor under the Interim Eligible Lender Trustee Agreement.  “Interim Eligible Lender Trustee” shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such successor as Interim Eligible Lender Trustee under the Interim Eligible Lender Trustee Agreement.

“Interim Eligible Lender Trustee Agreement” means the Interim Eligible Lender Trustee Agreement, dated as of [________], 200[_], between the Depositor and the Interim Eligible Lender Trustee.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any Quarterly Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Quarterly Payment Date pursuant to Section 2.3(b) of the Administration Agreement.

[“Irish Paying Agent” has the meaning set forth in Section 3.2 of the Indenture.]

Schedule A-17

“Issuer” means Chase Education Loan Trust 200[_]-[_], a Delaware statutory trust established pursuant to the Trust Agreement and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“JPMorgan Chase Bank” means JPMorgan Chase Bank, National Association.

“JPMorgan Chase Bank Purchase Agreement” means the Purchase Agreement, dated as of [_______], 200[_], among JPMorgan Chase Bank, as seller, the Depositor, as purchaser, and the Interim Eligible Lender Trustee, as well as each Subsequent Purchase Agreement entered into thereunder.

“LIBOR” means Three-Month LIBOR or [___]-Month LIBOR, as applicable.

“LIBOR Determination Date” means, for each Accrual Period, the second Business Day before the beginning of such Accrual Period.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind; other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Trust Student Loan liquidated by the Master Servicer or the related Subservicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Master Servicer or the related Subservicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to write off.

“Liquidation Proceeds” means, with respect to any Trust Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the customary servicing procedures of the Master Servicer or the related Subservicer, the moneys collected in respect of the liquidation thereof from whatever source during such Collection Period with respect to such Liquidated Student Loan net of the sum of any amounts expended by the Master Servicer or the related Subservicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

“Loan” has the meaning specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 of the Transfer Agreement, as applicable.

“Loan Transmittal Summary Forms” has the meaning specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 of the Transfer Agreement, as applicable.

“Master Servicer” means JPMorgan Chase Bank, in its capacity as master servicer of the Trust Student Loans.  “Master Servicer” shall also mean each successor Master Servicer as of the acceptance and qualification of such successor as Master Servicer under the Master Servicing Agreement.

Schedule A-18

“Master Servicer Default” means an event specified in Section 5.1 of the Master Servicing Agreement.

“Master Servicer’s Report” means any report of the Master Servicer delivered pursuant to Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

“Master Servicing Agreement” means the Master Servicing Agreement dated as of [_______], 200[_], among the Issuer, the Eligible Lender Trustee, the Master Servicer, the Administrator and the Indenture Trustee.

“Master Servicing Fee” has the meaning specified in Attachment A to the Master Servicing Agreement.

“Minimum Purchase Amount” means, with respect to any Quarterly Payment Date, an amount equal to the sum of the aggregate principal balance of the Trust Student Loans plus accrued and unpaid interest thereon; provided, however, that such amount must equal or exceed the amount that would be sufficient to (i) pay to the respective Noteholders the Class A Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Interest Distribution Amount payable on such Quarterly Payment Date, (ii) reduce the Outstanding Amount of each class of Notes on such Quarterly Payment Date to zero, and (iii) pay all amounts due to the Master Servicer and the Administrator on such Quarterly Payment Date, including, without limitation, any unreimbursed fees or expenses (including expenses incurred in connection with any auction held pursuant to Section 4.4 of the Indenture) incurred prior to such Quarterly Payment Date.

“Monthly Distribution Date” means the [__] day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing in [_____], 200[_].

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Note Depository Agreement” means, with respect to the Notes, the Letter of Representations in favor of DTC.

“Note Final Maturity Date” means, for a class of Notes, the [Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class A-6 Maturity Date] or the Class B Maturity Date, as applicable.

“Note Interest Shortfall” means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Schedule A-19

“Note Pool Factor” means, as of the close of business on a Quarterly Payment Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the initial Outstanding Amount of such class of Notes.  The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

“Note Rates” means, with respect to any Accrual Period, the [Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class A-6 Rate] and the Class B Rate for such Accrual Period, collectively.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 of the Indenture.

“Noteholder” means either a Class A Noteholder or a Class B Noteholder, as the context requires.

“Notes” means the [Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes] and the Class B Notes, collectively.

“Obligor” on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Issuer, a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Depositor, the Administrator or the Master Servicer, a certificate signed by any Authorized Officer of the Depositor, the Administrator or the Master Servicer, as applicable, and (iii) in the case of any other Person, a certificate signed by any Authorized Officer of such Person.

“Opinion of Counsel” means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Owner Trustee, the Issuer, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, (ii) with respect to the Depositor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee and the Owner Trustee, and (iii) with respect to any other Person, one or more written opinions of counsel who may be an employee of or counsel to such Person, which counsel shall be acceptable to the Indenture Trustee and the Owner Trustee.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

Schedule A-20

(a)

Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)

Notes for which payment has been made to the applicable Noteholders in reduction of the Outstanding Amount thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(c)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Master Servicer, JPMorgan Chase Bank, CFS Resources or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding unless such Person owns all of the Notes, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Master Servicer, the Sellers or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination.

“Owner Trustee” means, a Delaware [__________], not in its individual capacity but solely as owner trustee under the Trust Agreement.  “Owner Trustee” shall also mean each successor Owner Trustee as of the acceptance and qualification of such successor as Owner Trustee under the Trust Agreement.

“Paying Agent” means, with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Owner Trustee on behalf of the Issuer to make the deposits into and distributions from the Collection Account, including payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.  “Paying Agent” shall also mean each successor Paying Agent as of the acceptance and qualification of such successor as Paying Agent under the Indenture.

“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof. The sum of the Percentage Interests for all Certificates shall be 100%.

Schedule A-21

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership, entity or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such terms in the definition of “Delivery” above.

“Pool Balance” means, for any date of determination, the aggregate principal balance of the Trust Student Loans on that date (including accrued interest that is expected to be capitalized), as such balance has been reduced through such date by:

(a)

all payments with respect to principal received by the Issuer through that date from any Obligor;

(b)

all amounts received by the Issuer through that date from (i) repurchases of the Trust Student Loans by a Seller, (ii) reacquisitions of the Trust Student Loans by the Depositor or (iii) purchases of the Trust Student Loans by the Master Servicer;

(c)

all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

(d)

the amount of any adjustments to the outstanding principal balances of the Trust Student Loans that the Master Servicer or each Subservicer makes under the Master Servicing Agreement or the applicable subservicing agreement through that date; and

(e)

the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from the current applicable percentage to another lower percentage, as required by the risk sharing provisions of the Higher Education Act.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Primary Servicing Fee” has the meaning specified in Attachment A to the Master Servicing Agreement.

“Principal Distribution Amount” means, with respect to each Quarterly Payment Date, the amount by which the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance for that Quarterly Payment Date.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means either the JPMorgan Chase Bank Purchase Agreement or the CFS Resources Purchase Agreement, as applicable.

Schedule A-22

“Purchase Amount” means (i) with respect to any Trust Student Loan, the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued and unpaid interest thereon and (ii) with respect to the Master Servicer’s obligation to purchase Trust Student Loans under Section 3.4(a) of the Master Servicing Agreement, the amount as defined in Section 3.4(a) of the Master Servicing Agreement.

“Purchase Date” has the meaning specified in Section 2.1 of the applicable Purchase Agreement.

“Purchase Price” has the meaning specified in Section 2.1 of the applicable Purchase Agreement.

“Purchased Student Loan” means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Master Servicer pursuant to Section 3.4 of the Master Servicing Agreement, reacquired by the Depositor pursuant to Article VI of the Transfer Agreement, repurchased by a Seller pursuant to Article VI of the related Purchase Agreement or transferred to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.10(e) of the Master Servicing Agreement.

“Quarterly Payment Date” means, for any class of Notes, the [__] day of each of [_____], [_____], [_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_____], 200[_].

“Rating Agency” means any of Moody’s, Fitch or S&P.  If any such organization or successor thereto is no longer in existence, “Rating Agency” with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Master Servicer.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade or withdraw its rating assigned to any class of the Notes.

“Realized Loss” means, as of any date, the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for that Liquidated Student Loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Record Date” means, with respect to a Quarterly Payment Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Quarterly Payment Date or Redemption Date.

Schedule A-23

“Recoveries” means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period net of the sum of any amounts expended by the Master Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

“Redemption Date” means the Quarterly Payment Date following the last day of a Collection Period as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance on which the Master Servicer shall, subject to and in accordance with the condition set forth in Section 6.1 of the Administration Agreement, exercise its option to purchase the remaining Trust Student Loans.

“Redemption Price” means an amount equal to the sum of the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

“Reference Banks” means four major banks in the London interbank market, as selected by the Administrator.

“Registrar” means the Certificate Registrar and/or the Note Registrar, as applicable.

“Regulation AB” means  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Reserve Account Initial Deposit” means $[_____] ..

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Transaction Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Sarbanes Certification” means the certification required by Rules 13a-14(d) and 15(d)-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002).

Schedule A-24

“Schedule of Trust Student Loans” means the listing of the Trust Student Loans set forth in Schedule A to the Indenture, the Bill of Sale and the Bill of Transfer (which Schedule may be in the form of microfiche).

“Second Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Secretary” means the United States Secretary of Education or any successor.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller” means each of JPMorgan Chase Bank and CFS Resources, as sellers under the applicable Purchase Agreement.

“Serial Loan” means an additional student loan other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

“SFAS 140” means the Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and any successor accounting standard that shall replace SFAS 140.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer in accordance with the Higher Education Act.

“Specified Reserve Account Balance” means, for any Quarterly Payment Date, the greater of:

(a)

[___]% of the sum of the Pool Balance plus the amount, if any, on deposit in the Consolidation Loan Add-On Account (excluding any amounts in such account on the last day of the Collection Period relating to the [_____] Quarterly Payment Date), each as of the close of business on the last day of the related Collection Period; and

(b)

$[______];

provided that in no event will that balance exceed the Outstanding Amount of the Notes.

“STAMP” has the meaning specified in Section 2.4 of the Indenture.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Stepdown Date” means the earlier to occur of (i) the [_____] Quarterly Payment Date and (ii) the first date on which no Class A Notes remain Outstanding.

“Student Loan Note” means the promissory note or notes of the borrower and any amendment thereto evidencing the borrower’s obligation with regard to a Student Loan guaranteed under the Higher Education Act or electronic records evidencing the same.

Schedule A-25

“Student Loans” means education loans to students and parents of students under the Federal Family Education Loan Program.

“Subcontractor”  means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the student loan-backed securities market) of Trust Student Loans but performs one or more of the discrete functions identified in Item 1122(d) of Regulation AB with respect to the Trust Student Loans under the direction or authority of the Administrator, the Master Servicer or the Indenture Trustee (as applicable).

“Subsequent Bill of Sale” has the meaning specified in Section 2.1 of the applicable Purchase Agreement.

“Subsequent Bill of Transfer” has the meaning specified in Section 2.1 of the Transfer Agreement.

“Subsequent Purchase Agreement” has the meaning specified in Section 2.1 of the applicable Purchase Agreement.

“Subsequent Transfer Agreement” has the meaning specified in Section 2.1 of the Transfer Agreement.

“Subservicer” shall mean any Person that services the Trust Student Loans on behalf of the Administrator, the Master Servicer or the Indenture Trustee (as applicable) and is responsible for the performance (whether directly or through other Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Administrator, the Master Servicer or the Indenture Trustee (as applicable) that are identified in Item 1122(d) of Regulation AB.

“Subservicing Agreement” means the Subservicing Agreement dated as of [______], 200[_] between the Master Servicer and CFS-SunTech.

“Subsidized Consolidation Loan” means a Loan for which the interest rate is governed by Section 427A(a) or 427A(d) of the Higher Education Act.

“Substituted Loan” has the meaning specified in specified in Section 2.1 of the applicable Purchase Agreement or Section 2.1 of the Transfer Agreement, as applicable.

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Third Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Three-Month LIBOR” or  “[___]-Month LIBOR” means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If this rate does not appear on Telerate Page 3750, the rate for that day will

Schedule A-26

be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, Three-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR in effect for the previous Accrual Period. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

“Transaction Documents” means the Trust Agreement, the Interim Eligible Lender Trustee Agreement, the Eligible Lender Trustee Agreement, the Indenture, the Master Servicing Agreement, the Administration Agreement, the Transfer Agreement, the Purchase Agreements, the Guarantee Agreements, the Note Depository Agreement, the Subservicing Agreement and other documents and certificates delivered in connection with any such documents.

“Transfer Agreement” means the Transfer Agreement dated as of [_______], 200[_], among the Depositor, as transferor, the Issuer, as transferee, and [______], as Interim Eligible Lender Trustee and as Eligible Lender Trustee, as well as each Subsequent Transfer Agreement entered into thereunder.

“Transfer Price” has the meaning specified in Section 2.1 of the Transfer Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” means, [(i)] on any Quarterly Payment Date while any of the Class A Notes are Outstanding, that the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Quarterly Payment Date, would exceed the Adjusted Pool Balance as of the end of the related Collection Period[, or (ii) the Master Servicer has not exercised its purchase option on any Quarterly Payment Date when the Pool Balance as of the last day of the related Collection Period is 10% or less of the Initial Pool Balance].

“Trust Account Property” means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Consolidation Loan Add-On Account Initial Deposit and all earnings on and proceeds of the foregoing.

Schedule A-27

“Trust Accounts” means the Collection Account, Reserve Account, Capitalized Interest Account and Consolidation Loan Add-On Account.

“Trust Agreement” means the short-form trust agreement, dated as of [_______], 200[_], between the Depositor and the Owner Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement.

“Trust Auction Date” means the First Trust Auction Date, the Second Trust Auction Date or the Third Trust Auction Date.

“Trust Estate” means all right, title and interest of the Issuer (or the Eligible Lender Trustee on behalf of the Issuer) in and to the property and rights sold, transferred and assigned to the Issuer pursuant to the Transfer Agreement and any Subsequent Transfer Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer (or the Eligible Lender Trustee on behalf of the Issuer) pursuant to the Trust Agreement, the Administration Agreement, the Master Servicing Agreement and the Eligible Lender Trustee Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Student Loan” means any Student Loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any Substituted Loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Article VI of the Transfer Agreement or pursuant to Section Article VI of a Subsequent Transfer Agreement, or by any of the Sellers pursuant to Section Article VI of the applicable Purchase Agreement or pursuant to Section Article VI of a Subsequent Purchase Agreement, and shall, for all purposes hereunder, also include any Add-On Consolidation Loan whose principal balance has been added to an Initial Trust Student Loan during the Consolidation Loan Add-On Period, but shall not include any Purchased Student Loan following receipt by or on behalf of the Issuer of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Issuer of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Master Servicer.

“Trust Student Loan Files” means the documents specified in Section 2.1 of the Master Servicing Agreement.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Unsubsidized Consolidation Loan” means a Loan made pursuant to Section 428H of the Higher Education Act.

Schedule A-28

SCHEDULE A

Schedule of Trust Student Loans

Schedule A-1

SCHEDULE B

Location of Trust Student Loan Files

[(See Attachment B to the Master Servicing Agreement)]

Schedule B-1

EXHIBIT A

FORM OF NOTES

CLASS [A-1] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-1

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-1] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_____________] DOLLARS ($[_____]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-1] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [______], 200[_] (the “Indenture”), among the Issuer, [_______], a [_______], as Eligible Lender Trustee, and [_______], a [_______], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [____] Quarterly Payment Date (the “Class [A-1] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-1] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [______], 200[_]

Exhibit A-3

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), which, together with the Issuer’s Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-1] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-1] Notes will be paid pari passu with the other Class A Notes, and the Class [A-1] Notes will be prior in order of principal payment to the Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes, Class [A-5] Notes and Class [A-6] Notes, up to the applicable Class A Noteholders’ Principal Distribution Amount, and then to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-1] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [_____], [_____], [_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_____], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-1] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-1] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-1] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-1] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-1] Rate.  The “Class [A-1] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-1] Rate contained in Appendix A to the Indenture.

Exhibit A-4

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-1] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-5

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-6

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [_______], in its individual capacity, [______] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-8

CLASS [A-2] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-9

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-2] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_________] DOLLARS ($[_______]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-2] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [_______], 200[_] (the “Indenture”), among the Issuer, [_______], a [_______], as Eligible Lender Trustee, and [_______], a [_______], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [_____] Quarterly Payment Date (the “Class [A-2] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-2] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-10

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [_______], 200[_]

Exhibit A-11

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-2] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-2] Notes will be paid pari passu with the other Class A Notes and the Class [A-1] Notes will be prior in order of principal payment to the Class [A-2] Notes, and the Class [A-2] Notes will be prior in order of principal payment to the Class [A-3] Notes, Class [A-4] Notes, Class [A-5] Notes and Class [A-6] Notes, up to the applicable Class A Noteholders’ Principal Distribution Amount, and then to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-2] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [_____], [_____], [_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_______], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-2] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-2] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-2] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-2] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-2] Rate.  The “Class [A-2] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-2] Rate contained in Appendix A to the Indenture.

Exhibit A-12

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-2] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-13

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-14

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [_______], in its individual capacity, [_______] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-15

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-16

CLASS [A-3] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-17

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-3] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [__________] DOLLARS ($[_____]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-3] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [_______], 200[_] (the “Indenture”), among the Issuer, [_______], a [_______], as Eligible Lender Trustee, and [_______], a [_______], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [_____] Quarterly Payment Date (the “Class [A-3] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-3] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-18

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [________], 200[_]

Exhibit A-19

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-3] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-3] Notes will be paid pari passu with the other Class A Notes, and the Class [A-1] Notes and the Class [A-2] Notes will be prior in order of principal payment to the Class [A-3] Notes, and the Class [A-3] Notes will be prior in order of principal payment to the Class [A-4] Notes, Class [A-5] Notes and Class [A-6] Notes, up to the applicable Class A Noteholders’ Principal Distribution Amount, and then to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-3] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [_____], [_____], [_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_____], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-3] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-3] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-3] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-3] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-3] Rate.  The “Class [A-3] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-3] Rate contained in Appendix A to the Indenture.

Exhibit A-20

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-3] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-21

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-22

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [___________], in its individual capacity, [___________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-23

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-24

CLASS [A-4] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-25

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-4] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_________] ($[_______]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-4] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [______], 200[_] (the “Indenture”), among the Issuer, [_______], a [_______], as Eligible Lender Trustee, and [_______], a [_______], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [_____] Quarterly Payment Date (the “Class [A-4] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-4] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-26

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [______], 200[_]

Exhibit A-27

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-4] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-4] Notes will be paid pari passu with the other Class A Notes, and the Class [A-1] Notes, Class [A-2] Notes and Class [A-3] Notes will be prior in order of principal payment to the Class [A-4] Notes, and the Class [A-4] Notes will be prior in order of principal payment to the Class [A-5] Notes and Class [A-6] Notes, up to the applicable Class A Noteholders’ Principal Distribution Amount, and then to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-4] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [_____],[_____],[_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_____], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-4] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-4] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-4] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-4] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-4] Rate.  The “Class [A-4] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-4] Rate contained in Appendix A to the Indenture.

Exhibit A-28

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-4] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-29

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-30

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [__________], in its individual capacity, [__________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-31

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-32

CLASS [A-5] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-33

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-5] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_______] DOLLARS ($[______]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-5] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [______], 200[_] (the “Indenture”), among the Issuer, [________], a [________], as Eligible Lender Trustee, and [________], a [________], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [________] Quarterly Payment Date (the “Class [A-5] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-5] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-34

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [______], 200[_]

Exhibit A-35

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-5] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-5] Notes will be paid pari passu with the other Class A Notes, and the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes and Class [A-4] Notes will be prior in order of principal payment to the Class [A-5] Notes, and the Class [A-5] Notes will be prior in order of principal payment to the Class [A-6] Notes, up to the applicable Class A Noteholders’ Principal Distribution Amount, and then to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-5] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [______],[______],[______] and [______], or, if such day is not a Business Day, the immediately following Business Day, commencing [______], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-5] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-5] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-5] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-5] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-5] Rate.  The “Class [A-5] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-5] Rate contained in Appendix A to the Indenture.

Exhibit A-36

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-5] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-37

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-38

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [________], in its individual capacity, [________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-39

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-40

CLASS [A-6] NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-41

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS [A-6] STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_________] DOLLARS ($[_______]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class [A-6] Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [_______], 200[_] (the “Indenture”), among the Issuer, [_________], a [_________], as Eligible Lender Trustee, and [_________], a [_________], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [_______] Quarterly Payment Date (the “Class [A-6] Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [A-6] Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-42

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [_______], 200[_]

Exhibit A-43

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-6] Notes, the “Class A Notes”), and Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A-6] Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, interest on the Class [A-6] Notes will be paid pari passu with the other Class A Notes, and the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes will be prior in order of principal payment to the Class [A-6] Notes, and the Class [A-6] Notes will be prior in order of principal payment, up to the applicable Class A Noteholders’ Principal Distribution Amount, to the Class B Notes.  The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

Principal of the Class [A-6] Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [______],[______],[______] and [______], or, if such day is not a Business Day, the immediately following Business Day, commencing [_________], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [A-6] Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class [A-6] Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class [A-6] Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class [A-6] Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class [A-6] Rate.  The “Class [A-6] Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class [A-6] Rate contained in Appendix A to the Indenture.

Exhibit A-44

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class [A-6] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee

Exhibit A-45

or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and

Exhibit A-46

certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [________], in its individual capacity, [________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-47

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-48

CLASS B NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $[_____]
[__]	CUSIP NO.: [_____]
ISIN: [_____]
[EUROPEAN COMMON CODE: [____]]

Exhibit A-49

CHASE EDUCATION LOAN TRUST 200[_]-[_]

FLOATING RATE CLASS B STUDENT LOAN-BACKED NOTES

Chase Education Loan Trust 200[_]-[_], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [__________] DOLLARS ($[_____]) payable on each Quarterly Payment Date in an amount equal to the aggregate amount, if any, payable to Class B Noteholders on such Quarterly Payment Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of [_______], 200[_] (the “Indenture”), among the Issuer, [________], a [________], as Eligible Lender Trustee, and [________], a [________], as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [_____] Quarterly Payment Date (the “Class B Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class B Rate (as defined on the reverse hereof), on each Quarterly Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Payment Date (after giving effect to all payments of principal made on the preceding Quarterly Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Quarterly Payment Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Payment Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-50

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

CHASE EDUCATION LOAN TRUST 200[_]-[_]

By:

[_________], not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[_________],

not in its individual capacity but solely as

Indenture Trustee

By:

Authorized Signatory

Date:  [______], 200[_]

Exhibit A-51

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class B Student Loan-Backed Notes (the “Class B Notes”), which, together with the Issuer’s Floating Rate Class [A-1] Student Loan-Backed Notes (the “Class [A-1] Notes”), Floating Rate Class [A-2] Student Loan-Backed Notes (the “Class [A-2] Notes”), Floating Rate Class [A-3] Student Loan-Backed Notes (the “Class [A-3] Notes”), Floating Rate Class [A-4] Student Loan-Backed Notes (the “Class [A-4] Notes”), Floating Rate Class [A-5] Student Loan-Backed Notes (the “Class [A-5] Notes”), Floating Rate Class [A-6] Student Loan-Backed Notes (the “Class [A-6] Notes,” and, together with the Class [A-1] Notes, Class [A-2] Notes, Class [A-3] Notes, Class [A-4] Notes and Class [A-5] Notes, the “Class A Notes” and, together with the Class B Notes, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Eligible Lender Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class B Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.  On any Quarterly Payment Date, the Class A Notes will be prior in order of principal payment to the Class B Notes.  The Class B Notes are subordinate to the Class A Notes, as and to the extent provided in the Indenture.

Principal of the Class B Notes shall be payable on each Quarterly Payment Date in an amount described on the face hereof.  “Quarterly Payment Date” means the [__]th day of each of [_____],[_____],[_____] and [_____], or, if such day is not a Business Day, the immediately following Business Day, commencing [_____], 200[_].

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Class shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class B Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class B Notes shall be payable on each Quarterly Payment Date on the principal amount outstanding of the Class B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B Rate.  The “Class B Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus [___]%.  The interest rate for the initial Accrual Period shall be as set forth in the definition of Class B Rate contained in Appendix A to the Indenture.

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Quarterly Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the holder of this Note (or one or more Predecessor Notes) on the Note

Exhibit A-52

Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Quarterly Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed or by facsimile no later than [five days] prior to such Quarterly Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the [Borough of Manhattan, The City of New York].

The Issuer shall pay interest on overdue installments of interest on this Note at the Class B Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any

Exhibit A-53

partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee, any holder or owner of a beneficial interest in the Issuer, the Depositor, the Administrator, the Master Servicer, the Paying Agent, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or of any successor or assign thereof, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer of this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, State, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of the Controlling Class at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of

Exhibit A-54

such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [_________], in its individual capacity, [_________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purpose of binding the interests of the Eligible Lender Trustee in the assets of the Issuer.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-55

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

__________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-56

EXHIBIT B

Form of Note Depository Agreement

(On File at the Offices of [_______________])

Exhibit B-1

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [_______], as the Indenture Trustee, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.

√
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	√
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.

√
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

√
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

Exhibit C-1

Reference	Criteria	Applicability
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Master Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.	√
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Master Servicer’s investor records, or such other number of days specified in the Transaction Documents.	√
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	√
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Transaction Documents or related student loan documents.
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Transaction Documents
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.
1122(d)(4)(iv)

Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

1122(d)(4)(v)	The Master Servicer’s records regarding the student loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.

Exhibit C-2

Reference	Criteria	Applicability
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Transaction Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Transaction Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Master Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Master Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Master Servicer, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Transaction Documents.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.

[_____________], as Indenture Trustee

Date:

_________________________

By: _______________________________

Exhibit C-3

Name:
Title:

Exhibit C-4